Exhibit 23.2

                                  ELLIS FOSTER
                           Chartered Accountants
    1650 West 1st Avenue, Vancouver, British Columbia, Canada, V6J 1G1

                      CONSENT OF INDEPENDENT AUDITORS

     In connection with the Registration Statement on Form S-8 being filed by Hemptown Clothing Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 382,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan, we consent to the incorporation by reference in the Registration Statement of our report dated February 11, 2003, in respect to our audits of the consolidated financial statements of the Company for each of the years in the two year-period ended December 31, 2002, which report was included in the Company's Registration Statement on Form SB-2/A as filed with the Securities and Exchange Commission on August 12, 2003.

     We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.

/s/ Ellis Foster

Ellis Foster
Chartered Accountants
Vancouver, British Columbia
February 16, 2004